EXHIBIT 4.2


                            STOCK PURCHASE AGREEMENT



                               DATED MAY 25, 2006



                                 BY AND BETWEEN



                                 MICHAEL H. LEE

                               Sole Stockholder of

                                WRC CORPORATION,

                             a Colorado Corporation



                                   AS SELLER,



                                       AND



                              ENGLOBAL CORPORATION,

                              a Nevada Corporation



                                  AS PURCHASER



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                                TABLE OF CONTENTS
                                -----------------

1.   Purchase and Sale of Shares; Closing and Manner of Payment..................1
     1.1  Agreement to Purchase and Sell Shares..................................1
     1.2  Purchase Price.........................................................1
     1.3  Manner of Payment of Purchase Price....................................1
     1.4  Adjustments to the Purchase Price.....................................10
     1.5  Manner of Delivery of Shares...........................................2
     1.6  Time and Place of Closing..............................................2

2.   Representations and Warranties..............................................2
     2.1  General Statement......................................................2
     2.2  Representations and Warranties of Purchaser............................2
     2.3  Representations and Warranties of Seller as to Corporate Matters.......4
     2.4  Representations and Warranties of Seller as to Financial Matters.......5
     2.5  Representations and Warranties of Seller as to Conduct of Business....10
     2.6  Representations and Warranties of Seller as to Contracts..............12
     2.7  Representations and Warranties of Seller as to Employees..............15
     2.8  Representations and Warranties of Seller as to Litigation and Claims..18
     2.9  Representations and Warranties of Seller as to Environmental Matters..19
     2.10  Representations and Warranties of Seller as to Real Estate...........20
     2.11  Representations and Warranties of Seller as to Other Assets..........21
     2.12  Representations and Warranties as to General Matters.................22
     2.13  Individual Representations and Warranties of Seller..................23

3.   Closing....................................................................24
     3.1  Form of Documents.....................................................24
     3.2  Purchaser's Deliveries................................................24
     3.3  Seller's Deliveries...................................................25

4.   Post-Closing Agreements....................................................26
     4.1  Use of Trademarks.....................................................26
     4.2  Back-Up...............................................................26
     4.3  Payments of Accounts Receivable.......................................26
     4.4  Third Party Claims....................................................26
     4.5  Covenant Not to Compete...............................................26
     4.6  Injunctive Relief and Termination.....................................27
     4.7  Lock-Up Agreement.....................................................28
     4.8  Registration of Shares................................................28
     4.9  Further Assurances....................................................30
     4.10  Changes in Company...................................................30
     4.11  Insurance............................................................30
     4.12  First Right of Refusal...............................................30
     4.13  Release From Guarantee...............................................31

5.   Indemnification............................................................31
     5.1  General...............................................................31
     5.2  Certain Definitions...................................................31
     5.3  Seller's Indemnification Obligations..................................32
     5.4  Purchaser's Indemnification Covenants.................................33

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     5.5  Cooperation...........................................................34
     5.6  Subrogation...........................................................34
     5.7  Third Party Claims Other Than Taxes...................................34
     5.8  Claims Involving Taxes................................................35
     5.9  Characterization of Indemnity Payments................................36
     5.10  Limitations on Indemnification Obligations...........................36
     5.11  Exclusive Remedy/Set-Off.............................................36
     5.12  Survival of Representations and Warranties...........................37

6.   Miscellaneous..............................................................37
     6.1  Publicity.............................................................37
     6.2  Notices...............................................................37
     6.3  Expenses; Transfer Taxes..............................................38
     6.4  Entire Agreement......................................................39
     6.5  Non-Waiver............................................................39
     6.6  Counterparts..........................................................39
     6.7  Severability..........................................................39
     6.8  Applicable Law........................................................39
     6.9  Binding Effect; Benefit...............................................39
     6.10  Assignability........................................................40
     6.11  Definitions..........................................................40
     6.12  Construction.........................................................41
     6.13  Amendments...........................................................42
     6.14  Attorneys' Fees......................................................42
     6.15  Venue and Jurisdiction...............................................42

Exhibit A         Promissory Note
Exhibit B         Escrow Agreement
Exhibit C         Form of Employment Agreement









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

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Stock Purchase Agreement ("Agreement") is made as of May 25, 2006 (the "Effective Date") between Michael H. Lee, the sole stockholder of WRC Corporation, a Colorado corporation ("Seller"), and ENGlobal Corporation, a Nevada corporation ("Purchaser").

                                    RECITALS
                                    --------

     A. Seller owns all of the outstanding shares of capital stock ("Shares") of WRC Corporation, a Colorado corporation (the "Company"). The Company is in the business of providing integrated land, engineering and other services.

     B. Purchaser desires to purchase all of the outstanding Shares from Seller and Seller desires to sell such Shares to Purchaser, on the terms and subject to the conditions in this Agreement.

     C. Capitalized terms used in this Agreement are defined in the sections noted in Section 6.11.

                                    AGREEMENT
                                    ---------

     The parties agree as follows:

1.   Purchase and Sale of Shares; Closing and Manner of Payment

     1.1 Agreement to Purchase and Sell Shares. On the terms and subject to the conditions contained in this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, all of the outstanding Shares, free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, "Claims").

     1.2 Purchase Price. The aggregate purchase price of the Shares shall be equal to $5,800,000 (the "Purchase Price"). In addition, at the Closing, Purchaser shall pay in full the debt described in Section 3.2(c).

     1.3 Manner of Payment of Purchase Price. The Purchase Price shall be paid or satisfied as follows:

          (a) by issuance, within 15 days of the Closing, of 175,000 shares of common stock of Purchaser, par value $.001 per share (the "Common Stock");

          (b) by payment of $2,000,000 in immediately available funds to the bank account designated by written notice delivered from Seller to Purchaser not later than five business days prior to the Closing; and

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

          (c) by delivery of a promissory note in the original principal amount of $2,400,000 in the form attached as Exhibit A (the "Promissory Note").

     1.4 Manner of Delivery of Shares. At the Closing, Seller shall deliver to Purchaser certificates evidencing the Shares (together with all rights then or thereafter attaching to the Shares) duly endorsed, or accompanied by valid stock powers duly executed, in proper form for transfer.

     1.5 Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing"), either (a) by fax or email/PDF exchange of signature pages and other documents, followed by same day deposit of all such signature pages and documents in overnight mail; or (b) in person, at the offices of Minor & Brown, P.C., 650 South Cherry Street, Suite 1100, Denver, CO 80246, in either case on or before May 25, 2006, at 9:00 a.m. as mutually agreed upon by Seller and Purchaser. The date on which the Closing occurs, in accordance with the preceding sentence, is referred to in this Agreement as the "Closing Date."

2.   Representations and Warranties

     2.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Section 2. All such representations and warranties and all representations and warranties set forth elsewhere in this Agreement and in any financial statement, exhibit or document delivered by one party to the other pursuant to this Agreement shall, subject to Section 5.12, survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are made as of the Closing Date. All representations and warranties of Seller are made subject to the exceptions noted in the schedule delivered by Seller to Purchaser concurrently with this Agreement and identified as the "Disclosure Schedule." To the extent a representation and warranty is qualified by "knowledge" (i) with respect to an individual "knowledge" means that individual's actual conscious knowledge without any duty of investigation, and (ii) with respect to the Company "knowledge" means the actual conscious knowledge of Michael H. Lee, Paul Cohen, and Rick Lawler without any duty of investigation. Each exception noted in the Disclosure Schedule and all information otherwise provided in the Disclosure Schedule shall be numbered to correspond to the applicable section of this Agreement to which such exception refers.

     2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (b) Purchaser has full corporate power and corporate authority to enter into and perform this Agreement. The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations under this Agreement have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser, and constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

          (c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated by this Agreement.

          (d) Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated by this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) its Articles of Incorporation, bylaws or other corporate documents; (ii) any statute or administrative regulation; (iii) any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award; or (iv) any oral or written contract or agreement to which Purchaser or any of its Affiliates is a party.

          (e) Except for the fee to Hunt, Patton and Brazeal, for which Purchaser shall be responsible, neither Purchaser nor any of its respective Affiliates has engaged or contracted with any other person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Purchaser, the Company, the Subsidiary or Seller for arranging the transactions contemplated by this Agreement or introducing the parties to each other.

          (f) No representation or warranty by Purchaser contained in this Agreement or in any certification required to be delivered by Purchaser to Seller at Closing pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact in existence as of the date of this Agreement (other than a material fact that is a matter of public record or a material fact that effects businesses generally, whether or not in the Company's industry) necessary to make the statements contained herein or therein not false or misleading.

          (g) Purchaser is acquiring the Shares for investment purposes and not with a view towards distribution. Purchaser acknowledges that the Shares have not been registered under the 1933 Act, or under any state securities laws and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless registered under the 1933 Act and applicable state securities laws or unless an exemption from registration is available and, as a result, Purchaser must bear the risk of an investment in the Shares for an indefinite period of time. Purchaser has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of acquiring the Shares; (ii) independently evaluated the risks and merits of acquiring the Shares and has independently determined that the Shares are a suitable investment for it; (iii) made an investigation of the Company and its business and have had made available to it all information with respect to the Company and its business that it needs to make an informed decision to execute this Agreement, (iv) had to its satisfaction the opportunity to examine the books and records of the Company, to ask questions of the management of the Company and to judge the profitability of the Company's business, and (v) sufficient financial resources to bear the loss of its entire investment in the Shares. However, nothing in this Section 2.2(g) shall in any way impact or alleviate Seller's or the Company's liability for any breach of any representation, warranty, covenant or obligation under this Agreement or under any agreement or document delivered pursuant to this Agreement.

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     2.3 Representations and Warranties of Seller as to Corporate Matters.
Seller represents and warrants to Purchaser that, except as set forth in Section
2.3 of the Disclosure Schedule:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has one wholly owned subsidiary, WRC Canada, Ltd. (the "Subsidiary"), which is a Canadian corporation duly organized, validly existing and in good standing under the laws of Canada, and registered extra-provincially in the Provinces of Alberta, Ontario, Nova Scotia and New Brunswick.

          (b) The Company and Subsidiary have qualified as foreign entities, and are in good standing, under the laws of all jurisdictions where the nature of their business or the nature or location of their assets requires such qualification, except where failure to do so would not have a material adverse affect on the business or financial condition of the Company. All jurisdictions in which the Company and the Subsidiary are qualified as foreign entities are set forth in Section 2.3(b) of the Disclosure Schedule.

          (c) The Company and the Subsidiary have full corporate power and corporate authority to carry on their respective businesses as such business is now being conducted.

          (d) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for or in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement.

          (e) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated by this Agreement, will conflict with or result in a breach of any of (i) the terms, conditions or provisions of the Company's Articles of Incorporation, bylaws, or other corporate documents or the Subsidiary's Constituent Documents; (ii) any statute or administrative regulation; (iii) any order, writ, injunction, judgment or decree of any court or governmental authority, or any arbitration award to which the Company, the Subsidiary, or Seller is a party or by which the Company, the Subsidiary or Seller is bound; or (iv) any oral or written contract or other agreement to which Seller, the Subsidiary or the Company is a party.

          (f) True and complete copies of the Articles of Incorporation and all amendments thereto, the bylaws as amended and currently in force, all stock records, and all corporate minute books and records of the Company, and all applicable governance documents of the Subsidiary (the "Constituent Documents") have been furnished for inspection by Purchaser. The stock records accurately reflect all Share transactions and the current stock ownership of the Company and the Subsidiary. The corporate minute books and records of the Company and the Subsidiary each contain true and complete copies of all minutes of meetings of the stockholders, the board of directors and any committee of the board of directors, all resolutions adopted by the stockholders, the board of directors, and any committee of the board of directors, and any other action formally taken by them, respectively, as such.

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          (g) Other than the Subsidiary, the Company has no subsidiaries, and does not own any direct or indirect interest in any corporation, joint venture, partnership, association or other entity. Within the two-year period immediately preceding Closing, the Company has not disposed of the capital stock or assets of any ongoing business (or portion of an ongoing business), or (ii) purchased the business of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

          (h) The authorized capital stock of the Company consists of a single class of 500,000 shares of common stock, no par value, of which 107,991 are issued and outstanding. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. All of the issued and outstanding Shares have been validly issued, are fully paid and nonassessable, and are owned beneficially and of record by Seller. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue any securities of any kind. There are no restrictions on the transfer of the Shares.

          (i) The Subsidiary is authorized to issue an unlimited number of shares. Other than common shares, there are no other shares of any other class issued or outstanding. All of the issued and outstanding shares have been validly issued and are owned beneficially and of record by the Company. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued shares of the Subsidiary obligating the Subsidiary to issue any securities of any kind.

     2.4 Representations and Warranties of Seller as to Financial Matters. Seller represents and warrants to Purchaser that, except as set forth in Section
2.4 of the Disclosure Schedule:

          (a) The Company's financial records are, and have been, maintained in the Company's usual, regular and ordinary manner, in accordance with generally accepted accounting principles, and all transactions to which the Company or the Subsidiary is or has been a party are properly reflected in its financial records.

          (b) The Disclosure Schedule contains complete and accurate copies of the balance sheets, statements of income and retained earnings, statements of cash flows and notes to financial statements (together with any supplementary information thereto) of each of the Company and the Subsidiary as of and for the fiscal years ended September 30, 2002, September 30, 2003, September 30, 2004 and September 30, 2005, as reviewed by Ehrhardt Keffe Steiner & Hottman PC (collectively, the "Financial Statements"). The Disclosure Schedule also contains complete and accurate copies of the unaudited balance sheet and statement of income and retained earnings and unaudited statement of cash flows of each of the Company and of the Subsidiary as of and for the six-month period ended March 31, 2006. The financial statements described in the preceding

                                       5
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sentence are referred to as the "Interim Financial Statements." The Financial
Statements and the Interim Financial Statements, subject to ordinary course year-end adjustments, present fairly, in all material respects, the financial position of the Company and of the Subsidiary as of the dates thereof and the results of operations and cash flows of the Company and of the Subsidiary for the periods that they cover, in accordance with generally accepted accounting principles ("GAAP") consistently applied. Seller has provided Purchaser with complete and correct copies of all attorneys' responses to inquiry letters and all management letters from the Company's and the Subsidiary's independent certified public accountants for the Company's last five fiscal years, and for the years during which the Subsidiary was in existence, each of which is included on Section 2.4(b) of the Disclosure Schedule.

          (c) None of the trade receivables and notes receivable reflected in the Financial Statements or the Interim Financial Statements or that arose subsequent to the date of the Interim Financial Statements is or was subject to any counterclaim or set off. All of the trade receivables arose out of bona fide, arms-length transactions for the performance of services, and all such trade receivables and notes receivable are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at their aggregate recorded amounts, less the amount of applicable reserves for doubtful accounts and for allowances and discounts. All such reserves, allowances and discounts, were and are adequate and consistent in extent with reserves, allowances and discounts previously maintained by each of the Company and the Subsidiary in the ordinary course of its business. Since March 31, 2006, there has not been a material change in the aggregate amount of either of the Company's or of the Subsidiary's trade receivables or a material adverse change in the aging of its trade receivables.

          (d) Neither the Company nor the Subsidiary has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (collectively, the "Liabilities") except for:

               (i) Liabilities provided for or reserved against in the Financial Statements or the Interim Financial Statements;

               (ii) Liabilities that have been incurred by the Company or the Subsidiary as applicable, subsequent to March 31, 2006, in the ordinary course of the Company's or the Subsidiary's business and consistent with past practice;

               (iii) Liabilities under the executory portion of any written purchase order, sales order, service agreement, lease, or other agreement or commitment of any kind by which either of the Company or the Subsidiary is bound and which was entered into in the ordinary course of the Company's or the Subsidiary's business and consistent with past practice; and

               (iv) Liabilities under the executory portion of Permits, Environmental Permits, licenses and governmental directives and agreements issued to, or entered into by, the Company in the ordinary course of business.

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

Except as set forth in Section 2.4(d) of the Disclosure Schedule, none of the Liabilities described in this Section 2.4(d) relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against the Company or the Subsidiary or any claim or lawsuit involving the Company or the Subsidiary. Section 2.4(d) of the Disclosure Schedule contains a list of all of the long-term Liabilities of the Company and of the Subsidiary.

          (e) The Company and the Subsidiary each has good and marketable title to their respective assets, free and clear of any liens, claims, encumbrances and security interests, except for the following liens ("Permitted Liens"): (i) statutory liens for Taxes not yet due, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and (iii) liens to be cleared, at Closing, to Purchaser's satisfaction, of Seller's indebtedness to Beefit Corp., James O. Wilbanks and First National Bank of Colorado. No other security agreement, financing statement or other instrument encumbering any of the Company's assets has been granted, recorded, filed, executed or delivered.

          (f) The Disclosure Schedule contains a true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by the Company or by the Subsidiary or which name the Company or the Subsidiary as an insured (or loss payee), including without limitation those which pertain to the Company's or the Subsidiary's assets, employees or operations. All insurance policies are in full force and effect and neither the Company nor the Subsidiary has received notice of cancellation of any such insurance policies. In the three-year period ending on the Effective Date, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving an increase in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Company's assets, purchase of additional Equipment, or material modification of any of the Company's methods of doing business.

          (g) Section 2.4(g) of the Disclosure Schedule contains a list showing:

               (i) the name of each bank, safe deposit company or other financial institution in which the Company or the Subsidiary has an account, lock box or safe deposit box;

               (ii) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company or the Subsidiary; and

               (iii) all instruments or agreements to which the Company or the Subsidiary is a party as an endorser, surety or guarantor, other than checks endorsed for collection or deposit in the ordinary course of business.

          (h) Section 2.4(h) of the Disclosure Schedule describes each:

               (i) business relationship (excluding employee compensation and other ordinary incidents of employment) existing on the Effective Date between the Company or the Subsidiary, and any present or former officer, director, stockholder or Affiliate of the Company or the Subsidiary, any present or former spouse, or known ancestor or descendant of any of those persons or any trust or other similar entity for the benefit of any of those persons (all such persons and trusts encompassed by this clause are collectively referred to as the "Related Parties");

               (ii) transaction occurring since January 1, 2002 between the Company or the Subsidiary and any Related Party; and

               (iii) amount owing by or to any of the Related Parties to or from the Company or the Subsidiary as of the Effective Date. No property or interest in any property (including, without limitation, designs and drawings concerning provision of services) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's business or the Subsidiary's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing Date, all amounts due and owing to or from the Company or the Subsidiary by or to any of the Related Parties (excluding employee compensation and other ordinary incidents of employment) shall be paid in full. Neither the Company, the Subsidiary, nor any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Company's business or the Subsidiary's business.

          (i) As used in this Agreement, the following terms shall have the following meanings:

                    (A) "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the Taxes;

                    (B) "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and "Return" means any one of the foregoing Returns; and

                    (C) "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the Treasury Regulations promulgated under the Code, shall include any amendments or any substitute or successor provisions.

               (i) All Returns required to be filed by the Company or the Subsidiary have been properly completed and filed on a timely basis and in correct form. As of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company and the Subsidiary or any other information required to be shown thereon. Any extension of time within which to file any Return that was not timely filed has been granted.

               (ii) With respect to all amounts in respect of Taxes imposed upon the Company or the Subsidiary, or for which the Company or the Subsidiary is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ended on or before the Closing Date, all applicable Tax laws and agreements have been fully complied with, and all amounts required to be paid by the Company or the Subsidiary to taxing authorities or others, on or before the Effective Date have been paid.

               (iii) No issues have been raised and are currently pending by any taxing authority in connection with any of the Returns, and neither Seller nor the Company or the Subsidiary have received notice from any taxing authority of an audit of any Return or request to examine any of the books and records of Company or the Subsidiary. No waivers of statutes of limitation with respect to the Returns have been given by or requested from the Company or the Subsidiary. The Disclosure Schedule sets forth the taxable years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated but a request has been made to examine such years, and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements and the Interim Financial Statements, or are being contested, and an adequate reserve therefor has been established and is fully reflected as a liability in the Financial Statements and the Interim Financial Statements.

               (iv) Neither the Company nor the Subsidiary is a party to or bound by (nor will the Company or the Subsidiary become a party to or bound by prior to the Closing) any tax indemnity, tax sharing or tax allocation agreement.

               (v) Neither the Company nor the Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code, any member of which has failed to file all returns and pay all taxes as required by law.

               (vi) All material elections with respect to Taxes affecting the Company or the Subsidiary are set forth in the Disclosure Schedule.

               (vii) Neither the Company nor the Subsidiary has agreed to make, nor is it required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (viii) Neither the Company nor the Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

               (ix) Neither the Company nor the Subsidiary has disclosed on its Returns any positions that could reasonably give rise to a substantial understatement of Tax within the meaning of section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law).

               (x) None of the assets of the Company or the Subsidiary is property that the Company is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former section 168(f)(8) of the Code.

               (xi) Neither the Company nor the Subsidiary has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

               (xii) The unpaid Taxes of the Company and of the Subsidiary do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the Interim Financial Statements, as adjusted for the passage of time through the Closing Date, in accordance with the past practices of the Company.

          (j) Prior to the Closing, the Company has (i) paid to certain employees of the Company bonuses totaling $110,000; (ii) written off and assigned to Seller all amounts due under the promissory note relating to the Parris Landing Condominium Unit, located at 42 South Eighth Street, Unit 5512, Charleston, MA 02129, in the original principal amount of $123,958.86, dated December 6, 2004, payable to the Company by Maritimes Old Ironsides, LLC, as Maker (the "Condo Note"); and (iii) written off and assigned to Seller all amounts due under the promissory note payable by Convena LLC, a wholly owned subsidiary of Morningstar LLC, as Maker, to the Company in the original principal amount of $579,000 (the "Morningstar Note").

          (k) As of Closing, the Company has current assets in excess of current liabilities equal to at least $1,100,000 ("Working Capital Target"), determined in accordance with GAAP.

     2.5 Representations and Warranties of Seller as to Conduct of Business. Seller represents and warrants to Purchaser that, except as set forth in Section
2.5 of the Disclosure Schedule:

          (a) Since September 30, 2005, neither the Company nor the Subsidiary has:

               (i) amended its Articles of Incorporation, bylaws, or other corporate documents or its Constituent Documents;

               (ii) issued or made any change in its authorized capital stock; issued, redeemed or purchased any shares of stock of any class; issued or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock; granted any stock appreciation or similar rights; or paid, declared, accrued or set aside any dividends or other distributions, whether in cash, property or otherwise, on its securities of any class;

               (iii) made any payment or distributions to its employees, officers or directors except such amounts that constitute currently effective compensation for services rendered or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses, and except for payments, in May 2006, of an aggregate of $110,000 in employee bonuses;

               (iv) hired any new employee who has, or terminated the employment of any employee who had, an annual salary in excess of $120,000;

               (v) adopted or amended any Plan, Welfare Plan or Employee Benefit Plan;

               (vi) entered into any employment agreement with, modified any existing employment agreement, or increased or modified the compensation payable to any employee, except for raises and bonuses that are planned as of the Effective Date and are consistent with past practice;

               (vii) prepaid any of its material obligations or discharged any liability except in the ordinary course of business, consistent with past practice;

               (viii) incurred, assumed or guaranteed any material long-term or short-term indebtedness, including issuance of any debt securities;

               (ix) directly or indirectly, entered into or assumed any material contract, agreement, obligation, lease, license or commitment other than in the usual and ordinary course of business in accordance with past practice; or paid or incurred any material management or consulting expenses;

               (x) modified, amended, terminated or given notice of termination with respect to any existing material agreement to which the Company or the Subsidiary is a party or released or waived any of the Company's material rights whether under any existing agreement or arising out of the conduct of the business of the Company or the Subsidiary;

               (xi) failed to perform all of the Company's and the Subsidiary's material obligations under any agreement or understanding to which it is a party or by which it is bound;

               (xii) incurred or committed to incur any capital expenditures not set forth in the Disclosure Schedule in excess of $100,000 in the aggregate;

               (xiii) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its assets or property, except for cash applied in the payment of their respective liabilities, in the usual and ordinary course of business in accordance with their past practice;

               (xiv) written off any material asset as unusable or obsolete or for any other reason;

               (xv) entered into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or rendering of services), directly or indirectly, with, or make any payment to, or incur any liability to, any Affiliate or Related Party;

               (xvi) made any election with respect to Taxes;

               (xvii) made any change in accounting methods or principles;

               (xviii) experienced any casualty, damage, destruction or loss, or interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, terrorism, natural disaster, strike or other hazard;

               (xix) failed to maintain the insurance policies required to be listed in Section 2.4(f) of the Disclosure Schedule in full force and effect, or, if any policies expire, used its best efforts to renew or replace the same prior to its expiration with policies from a reputable insurance carrier with a "Best's Rating" equal to or better than that of the existing carrier, containing insurance coverage in the same or greater amount than the existing policies in substantially the same form and substance as the existing policies; or

               (xx) entered into any transaction except in the ordinary course of its business or made or experienced any material change in the conduct or nature of any aspect of its business, whether or not made in the ordinary course of business, and whether or not the change has a material adverse effect on the Company or the Subsidiary.

          (b) Neither the Company, Seller nor the Subsidiary has had or has been threatened with (and neither the Company nor the Subsidiary has knowledge of any facts which may cause or result in) any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company or the Subsidiary, including, without limitation, any material adverse change in, or loss of, any relationship between the Company or the Subsidiary and any of its key employees.

          (c) Neither the Company, the Subsidiary, nor Seller has any knowledge of any intention by a Significant Customer that it intends to terminate its business relationship with the Company or the Subsidiary or to limit or alter its business relationship with the Company or the Subsidiary in any material respect. Neither the Company, the Subsidiary, nor Seller has any knowledge of any intention by a Significant Supplier to terminate its business relationship with the Company or the Subsidiary or to limit or alter its business relationship with the Company or the Subsidiary in any material respect. "Significant Customer" means any of the ten largest customers of the Company or the Subsidiary, measured in terms of revenue recognized or backlog for the fiscal year ended September 30, 2005. "Significant Supplier" means any supplier of the Company or the Subsidiary from whom the Company or the Subsidiary have purchased $100,000 or more of goods or services during either of fiscal years ended September 30, 2004 or 2005 for use in the Company's or the Subsidiary's business.

          (d) The Company and the Subsidiary do business only in the United States and Canada.

     2.6 Representations and Warranties of Seller as to Contracts. Seller represents and warrants to Purchaser that, except as set forth in Section 2.6 of the Disclosure Schedule:

          (a) Neither the Company nor the Subsidiary is a party to, bound by, or beneficiary of, any material undischarged written or oral:

               (i) agreement for or relating to the employment, or restricting the employment, of any employee of the Company or the Subsidiary;

               (ii) consulting agreement;

               (iii) agreement for the payment of severance by the Company or the Subsidiary to any of their respective employees;

               (iv) plan or contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company or the Subsidiary;

               (v) single agreement or order, or series of related agreements or orders, for the purchase of Equipment or other assets having a price in excess of $100,000;

               (vi) agreement for the sale of any Equipment or other assets;

               (vii) agreement restricting in any manner the Company's or the Subsidiary's right to compete with any other person or entity, the Company's or the Subsidiary's right to sell to or purchase from any other person or entity, the right of any other person or entity to compete with the Company or the Subsidiary, or the ability of a person or entity to employ any of the Company's or the Subsidiary's employees;

               (viii) non-disclosure or confidentiality agreement;

               (ix) agency or representation agreements that cannot be cancelled by the Company or the Subsidiary without payment or penalty upon notice of 30 days or less;

               (x) except for agreements entered into in the ordinary course of business, any service agreement affecting any of the Company's or the Subsidiary's assets where the annual service charge to the Company or the Subsidiary is more than $100,000 or has an unexpired term as of the Closing Date of more than 30 days;

               (xi) agreement or order for the performance of services by the Company or the Subsidiary which, if performed in accordance with its terms, could only be performed with a gross profit of 20% or less, or which could not be performed within the time limits or on the other terms in the agreement or order provided or, when actually performed, would result in an obligation (contractual or otherwise) to pay damages or penalties;

               (xii) guaranty, performance, bid or completion bond, or surety or indemnification agreement;

               (xiii) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit;

               (xiv) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles, where the lease or sublease provides for an annual rent in excess of $25,000 and has an unexpired term as of the Closing Date in excess of 30 days;

               (xv) agreement for the purchase, sale or removal (as the case may be) by or on behalf of the Company or the Subsidiary of electricity, gas, water, telephone, coal, sewage, or other utility service;

               (xvi) governmental order or directive;

               (xvii) agreement for the treatment or disposal of Hazardous Materials;

               (xviii) industrial security clearance;

               (xix) partnership or joint venture agreement;

               (xx) agreement or arrangement not specifically enumerated in this
Section 2.6(a), concerning or which provides for the receipt or expenditure of more than $100,000, except agreements for rendering services entered into by the Company or the Subsidiary in the ordinary course of business; or

               (xxi) loan to any officer or director of the Company.

               (xxii) employment agreement that provides for payment of over two weeks salary on termination, other than the employment agreement with Rick Lawler and Will Thomas.

All agreements referred to in this Section 2.6(a), and all other material agreements to which the Company or the Subsidiary is a party or by which it is bound, are in full force and binding upon the parties thereto. Neither the Company, the Subsidiary nor any of the other parties to those agreements are in default and no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by the Company or the Subsidiary or the other contracting party. Neither the Company nor the Subsidiary has released or waived any of its rights under those agreements. For purpose of this Section 2.6 an agreement, contract, license or other arrangement shall be "material" if it involves amounts over $25,000 or cannot be terminated on 30 days notice.

          (b) Neither the Company, the Subsidiary nor Seller is a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral agreement under the terms of which performance by the Company, the Subsidiary or Seller, according to the terms of this Agreement, will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Seller, the Company or the Subsidiary according to the terms of this Agreement may be prohibited, prevented or delayed.

          (c) Seller has provided Purchaser with a true and correct copy of every license, permit, registration, governmental approval and consent applied for, pending by, issued or given to each of the Company and the Subsidiary, and every agreement with governmental authorities (federal, state, local or foreign) entered into by either of the Company or the Subsidiary, which is in effect or has been applied for or is pending (collectively, the "Permits"), exclusive of Environmental Permits, and each of the foregoing is listed in Section 2.6(c) of the Disclosure Schedule. The Permits constitute all licenses, permits, registrations, approvals, agreements and consents (other than Environmental Permits) which are required in order for the Company and the Subsidiary to conduct its business as presently conducted, and no Permit will lapse or otherwise be unavailable to Purchaser as a result of the transactions contemplated by this Agreement.

          (d) Neither the Company nor the Subsidiary is subject to any legal obligation to renegotiate, nor does the Company or the Subsidiary have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been a party.

          (e) Neither the Company nor the Subsidiary has any unsatisfied community or charitable pledges, contributions or commitments.

          (f) Neither the Company nor the Subsidiary is subject to any liability, or claim therefor, for or with respect to price adjustment under any contract with the U.S. government, the government of Canada or any of its provinces, or any other governmental entity or agency thereof, including any liability for defective pricing.

     2.7 Representations and Warranties of Seller as to Employees. Seller represents and warrants to Purchaser that, except as provided in Section 2.7 of the Disclosure Schedule:

          (a) (i) Neither the Company nor any Affiliate of the Company as determined under Code sections 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains, administers or contributes to, nor do the employees of the Company or any ERISA Affiliate receive or expect to receive as a condition of employment, benefits pursuant to:

                    (A) any employee pension benefit plan ("Plan") (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan");

                    (B) any employee welfare benefit plan (as defined in Section 3(l) of ERISA) ("Welfare Plan"); or

                    (C) any bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan");

other than those Plans, Welfare Plans and Employee Benefit Plans described in the Disclosure Schedule. Except as required by section 4980B of the Code, neither the Company nor any ERISA Affiliate has promised any former employee or other individual not employed by the Company or any ERISA Affiliate medical or other benefit coverage and neither the Company nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits to former employees, their spouses or dependents or any other individual not employed by the Company or any ERISA Affiliate.

               (ii) All Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of

Code section 401(a) to the extent any Plan is intended to conform to that section), other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. The Company has filed or caused to be filed all Forms 5500 required to be filed with respect to the Plan(s). Neither the Company nor any ERISA Affiliate has any notice or knowledge, and Seller has no knowledge, of any violation of any of the foregoing by any Plan, Welfare Plan, or Employee Benefit Plan. All delinquent deposits with respect to the Plan(s) have actually been deposited to the Plan's trust and there are no current delinquent deposits, or any delinquent deposits from prior periods that have not been made. Each Welfare Plan which is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of section 162(k) of the Code as in effect for years beginning prior to 1989, section 4980B of the Code for years beginning after December 31, 1988, Part 6 of Subtitle B of Title I of ERISA, and the Health Insurance Portability & Accountability Act of 1996, as amended. A favorable determination as to the qualification under the Code of each of the Plans and each amendment thereto has been made by the Internal Revenue Service ("IRS"), each trust funding Welfare Plans or Plans is and has been tax-exempt and each Plan and related trust agreements remain qualified under the Code. Future compliance with the requirements of ERISA and the Code as in effect on the Closing Date or any collective bargaining agreements to which the Company or any ERISA Affiliate is subject or bound will not result in any increase in benefits under any Plan or any Welfare Plan.

               (iii) Neither any Plan or Welfare Plan fiduciary nor any Plan or Welfare Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code) and there has been no "reportable event" (as defined in Section 4043(b) of ERISA) with respect to any Plan. No amendment to any Plan has been adopted for which security is required under section 401(a)(29) of the Code. Neither the Company nor any ERISA Affiliate has incurred or caused to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived by the IRS, involving any Plan subject to section 412 of the Code or Part 3 of Title I(B) of ERISA. Neither the Company nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Plan, Welfare Plan or Employee Benefit Plan, or collective bargaining agreement or ERISA or any other applicable law. No withdrawals have occurred so as to cause any Plan to become subject to the provisions of Section 4063 of ERISA, nor has the Company or any ERISA Affiliate ceased making contributions to any Employee Benefit Plan subject to Section 4064(a) of ERISA to which either the Company or any ERISA Affiliate made contributions during the six years prior to the Effective Date. Full payment has been made of all amounts which the Company or any ERISA Affiliate is required or committed to pay to the Plans as of September 30, 2005.

               (iv) True and complete copies of each Plan, Welfare Plan and Employee Benefit Plan, and related trust agreements, annuity contracts, determination letters, summary plan descriptions, all communications to employees regarding any Plan, Welfare Plan, or Employee Benefit Plan, annual reports on Form 5500, Form 990 and actuarial reports for the most recent five Plan years, and each plan, agreement, instrument and commitment referred to in this Agreement, have been furnished to Purchaser and are listed in Section 2.7(a)(iv) of the Disclosure Schedule; all of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder; and none of the rights of the Company thereunder will be impaired by this Agreement or the consummation of the transactions contemplated by this Agreement. The annual reports on Form 5500 and Form 990 and actuarial statements furnished to Purchaser fully and accurately set forth the financial and actuarial condition of each Plan and each trust funding any Welfare Plan. With respect to each Plan, Welfare Plan and Employee Benefit Plan, the Disclosure Schedule sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies.

               (v) The aggregate present value of all accrued benefits pursuant to each Plan subject to Title IV of ERISA, determined on the basis of current participation and projected compensation for active participants, and including the maximum value of all subsidized benefits, and earnings, mortality and other actuarial assumptions set forth in the 2005 actuarial report for the Plan, does not exceed the current fair market value of the Plan's assets.

               (vi) Neither the Company nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any Plan which is subject to Title IV of ERISA. There is currently no active filing by the Company or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by the Company or any ERISA Affiliate.

               (vii) There are no pending or, to Seller's or the Company's knowledge, threatened claims by or on behalf of any of the Plans, Welfare Plans, or Employee Benefit Plans by any employee or beneficiary covered under any Plans, Welfare Plans or Employee Benefit Plans or otherwise involving any Plan, Welfare Plan or Employee Benefit Plan (other than routine claims for benefits).

               (viii) With respect to each Plan which is a Multiemployer Plan covering employees of the Company or any ERISA Affiliate: (A) neither the Company nor such ERISA Affiliate would incur any withdrawal liability (as defined in Section 3(37) of ERISA) on a complete withdrawal from each such Plan as of the Closing Date, under applicable laws and conditions of each such Plan and the applicable provisions of law without regard to any limitation, reduction or adjustment of liability under Title IV of ERISA or any Plan provision based on Title IV of ERISA; (B) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (C) no event has occurred which presents a material risk of a "partial withdrawal" under Section 4205(a)(1) of ERISA; (D) neither the Company nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA; and (E) no such Plan is in reorganization as defined in Section 4241 of ERISA and no circumstances exist which present a material risk of any such Plan's going into reorganization.

          (b) With respect to employees of the Company:

               (i) the Company is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices;

               (ii) the Company has not experienced any material work stoppage in the last 18 months;

               (iii) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them prior to the Closing Date or amounts required to be reimbursed to such employees;

               (iv) upon termination of the employment of any of the employees of the Company after the Closing Date, the Company will not be liable to any of its employees for severance pay;

               (v) based on the Company's employment practices through the Closing Date, the employment of each of the Company's employees is terminable at will without cost to the Company except for payments required under the Plans, Welfare Plans and Employee Benefit Plans and payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company. No employee of the Company is entitled to severance compensation, other than Rick Lawler, who is entitled to three months' severance compensation.

               (vi) the Disclosure Schedule contains a true and complete list of all executive and management level employees who are employed by the Company as of March 31, 2006, and the list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans, Welfare Plans and Employee Benefit Plans), dates of employment and positions. The Company does not owe any past or present employees any sum in excess of $2,000 individually and $25,000 in the aggregate other than for accrued wages or salaries for the current payroll period, client reimbursable expenses, and amounts payable under Plans, Welfare Plans or Employee Benefit Plans. No employee owes any sum to the Company in excess of $1,000, and all employees together do not owe the Company in excess of $10,000.

          (c) Neither the Company nor Seller has any knowledge of any intention of a Significant Employee that such Significant Employee has terminated or intends to terminate his employment with the Company. "Significant Employee" means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, the General Counsel or any other executive officer of the Company.

          (d) The Subsidiary has no employees and has no benefit plans covering any persons.

     2.8 Representations and Warranties of Seller as to Litigation and Claims. Seller represents and warrants to Purchaser that, except as set forth in Section
2.8 of the Disclosure Schedule:

          (a) There is no litigation or proceeding and there are no proceedings or to Seller's knowledge governmental investigations before any commission or other administrative authority, pending or, to the Company's and Seller's knowledge, threatened against the Company, the Subsidiary, or any of the Company's or the Subsidiary's respective officers, directors or Affiliates, or any litigation or proceedings against the Company, the Subsidiary or Seller related to the consummation of the transactions contemplated by this Agreement.

          (b) There are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to the Company or the Subsidiary, would have a material adverse effect on the business, financial condition or prospects of the Company or the Subsidiary, or the consummation of the transactions contemplated by this Agreement.

          (c) Neither the Company nor the Subsidiary has made any oral or written warranties with respect to the quality of services it has performed which are in force as of the Effective Date, except for those which are described in the Disclosure Schedule. There are no material claims pending, anticipated or against the Company with respect to the quality of the services provided by the Company. The Disclosure Schedule sets forth in all material respects the nature of any express warranties that the Company has given with respect to all services. Neither the Company, the Subsidiary nor Seller has any knowledge or reason to believe that the percentage of services performed by the Company or the Subsidiary for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of services that the Company has performed for which warranty adjustments have been required in the past. The Company has not paid or been required to pay direct, incidental, or consequential damages to any person in connection with any of its services at any time during the four-year period preceding the Effective Date.

          (d) The Company is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

          (e) The Company is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or any Permit from, any federal, state or local governmental authority to which the property, assets, personnel or business activities to which the Company is subject, including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and hours, and discrimination.

     2.9 Representations and Warranties of Seller as to Environmental Matters. Seller represents and warrants to Purchaser that, except as set forth in Section
2.9 of the Disclosure Schedule:

          (a) Both the Company and its assets and business are in compliance with all Environmental Laws and Environmental Permits. A list of all notices, citations, inquiries or complaints which the Company has received in the past three years of any alleged violation of any Environmental Law or Environmental Permit is contained in the Disclosure Schedule, and all violations alleged in said notices have been corrected. The Company possesses all Environmental Permits which are required for the operation of its business, and is in compliance with the provisions of all such Environmental Permits. A list of all Environmental Permits issued to the Company is contained in the Disclosure Schedule.

          (b) There has been no storage, treatment, generation, transportation or Release of any Hazardous Materials by the Company or its predecessors in interest, or by any other person or entity for which the Company is or may be held responsible, in violation of, or which could give rise to any obligation under, Environmental Laws.

          (c) For the purposes of this Agreement:

               (i) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters, health and safety of employees and other persons, or contamination of any type whatsoever, whether promulgated by the United States government, the Canadian government, or any agency or other governmental entity of any nature whatsoever in the United States or in Canada.

               (ii) "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

               (iii) "Hazardous Materials" means pollutants, contaminants, pesticides, petroleum and petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, mold, asbestos, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et. seq., as amended and reauthorized ("CERCLA"), and
(ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, 42 U.S.C., ss. 6902, et. seq., as amended and reauthorized ("RCRA").

               (iv) "Release" means any spill, discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is required, including without limitation any Release which is subject to CERCLA.

     2.10 Representations and Warranties of Seller as to Real Estate. Seller represents and warrants to Purchaser that, except as set forth in Section 2.10 of the Disclosure Schedule:

          (a) Neither the Company nor the Subsidiary owns any real estate.

          (b) Neither the Company nor the Subsidiary leases any real estate other than the premises identified in the Disclosure Schedule (the "Leased Premises"). The Leased Premises are leased to the Company pursuant to written leases, true and correct copies of which have been provided to Purchaser. None of the improvements caused to be constructed at the Leased Premises, or the businesses conducted by the Company or the Subsidiary thereon, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements. No material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises. Neither the Company nor the Subsidiary is in default under any agreement relating to the Leased Premises nor is any other party thereto in default thereunder. All options in favor of the Company or of the Subsidiary to purchase any of the Leased Premises, if any, are in full force and effect.

          (c) There are no challenges or appeals pending regarding the amount of the Taxes on, or the assessed valuation of the Leased Premises, and no special arrangements or agreements exist with any governmental authority with respect to the Leased Premises.

          (d) There are no condemnation proceedings pending or, to Seller's or the Company's knowledge, threatened with respect to any portion of the Leased Premises.

          (e) There is no Tax assessment (in addition to the normal, annual general real estate Tax assessment) pending or, to Seller's and the Company's knowledge, threatened with respect to any portion of the Leased Premises to the extent the Company or the Subsidiary is liable for payment therefor.

          (f) The buildings and other facilities located on the Leased Premises are free of any latent structural or engineering defects known to the Company, the Subsidiary or Seller, or any patent structural or engineering defects.

     2.11 Representations and Warranties of Seller as to Other Assets. Seller represents and warrants to Purchaser that, except as set forth in Section 2.11 of the Disclosure Schedule:

          (a) The furniture, fixtures and other tangible assets owned, leased or licensed by the Company and those owned, leased or licensed by the Subsidiary and used in their respective operations (collectively, the "Equipment") together with the other assets listed in Section 2.11(a) of the Disclosure Schedules constitute all tangible and intangible assets Seller reasonably deems necessary in order for the Company and the Subsidiary to conduct their respective businesses as presently conducted and as have been conducted in the past. All material Equipment is in serviceable operating condition and repair (ordinary wear and tear excepted). The Disclosure Schedule contains a complete list of all material assets owned, leased, or licensed by the Company or the Subsidiary, as shown upon the records of the Company kept in the ordinary course of business, which books and records Seller and the Company believe to be accurate in all material respects.

          (b) The Disclosure Schedule identifies all of the following which are used in the Company's business or the Subsidiary's business and in which the Company or the Subsidiary claim any ownership rights: (i) all trademarks, service marks, slogans, trade names, trade dress and the like registered with the Patent and Trademark Office or any applicable state agency (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) all common law trademarks, trade names and service marks; (iii) all proprietary formulations, manufacturing methods, know-how and trade secrets which are material to the Company's business or the Subsidiary's business; (iv) all patents on and pending applications to patent any technology or design; (v) all registrations of and applications to register copyrights; and (vi) all licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by the Company or the Subsidiary (collectively, the "Intellectual Property").

          (c) (i) Each of the Company and the Subsidiary is the owner of or duly licensed to use each of their respective Trademarks and its associated goodwill and each copy of computer software in its possession; (ii) each Trademark registration exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or the Subsidiary, and has been maintained in good standing; (iv) each copyright registration exists and is owned by the Company or the Subsidiary; (v) no other firm, corporation, association or person claims the right to use in connection with similar or closely related services and in the same geographic area, any trademarks, service marks, slogans, trade names, trade dress and the like that is identical or confusingly similar to any of the Trademarks; (vi) neither the Company, the Subsidiary nor Seller has any knowledge of any claim that any third party asserts ownership rights in any of the Intellectual Property; (vii) neither the Company, the Subsidiary nor Seller has any knowledge of any claim or any reason to believe that the Company's or the Subsidiary's use of any Intellectual Property infringes any right of any third party; and (viii) neither the Company, the Subsidiary nor Seller has any knowledge or any reason to believe that any third party is infringing any of the Company's or the Subsidiary's rights in any of the Intellectual Property.

     2.12 Representations and Warranties as to General Matters. Seller represents and warrants to Purchaser that, except as set forth in Section 2.12 of the Disclosure Schedule:

          (a) Neither the Company nor the Subsidiary or any of their respective former or current officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company, the Subsidiary or their respective business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company or the Subsidiary, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, neither the Company nor the Subsidiary has directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

          (b) Neither the Company, the Subsidiary, nor Seller has taken any actions which were calculated to dissuade, or had the effect of dissuading, any present employee, representative or agent of the Company or the Subsidiary from continuing an association with the Company or the Subsidiary after the Closing.

          (c) The representations and warranties of Seller in this Agreement, and all representations, warranties and statements of Seller contained in any schedule, financial statement, exhibit, list or document delivered pursuant to this Agreement or in connection with this Agreement, do not omit to state a material fact in existence as of the date of this Agreement (other than a material fact that is a matter of public record or a material fact that effects businesses generally, whether or not in the Company's industry), which material fact is necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

          (d) The copies of all documents furnished to Purchaser by Seller or the Company as a delivery or attachment to the Disclosure Schedules in connection with this Agreement are complete and accurate. Seller has delivered to Purchaser complete and accurate copies of all documents referred to in the Disclosure Schedule. The information contained in the Disclosure Schedule is a complete and accurate reflection of the matters therein.

          (e) Neither Seller, the Company nor the Subsidiary, or any of their respective Affiliates has engaged or contracted with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Seller, the Company, the Subsidiary or Purchaser for arranging the transactions contemplated by this Agreement or introducing the parties to each other.

          (f) Except as expressly set forth in this Section 2, Seller makes no other representations or warranties, express or implied, at law or in equity, in respect to the Company or the Subsidiary or any of the Company's or the Subsidiary's assets, liabilities or operations.

     2.13 Individual Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

          (a) Seller has full power and authority to execute and perform this Agreement.

          (b) This Agreement has been duly executed and delivered by Seller, and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

          (c) Seller is acquiring the Common Stock for investment purposes and not with a view towards distribution. Seller acknowledges that the Common Stock has not been registered under the 1933 Act, or under any state securities laws and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless registered under the 1933 Act and applicable state securities laws or unless an exemption from registration is available. As a result, subject to Seller's rights under Section 4.8, Seller must bear the risk of an investment in the Common Stock for an indefinite period of time. Seller has (i) such knowledge and experience in financial and business matters that he is capable of independently evaluating the risks and merits of acquiring the Common Stock; (ii) independently evaluated the risks and merits of acquiring the Common Stock, has retained and relied on appropriate professional advice, and has independently determined that the Common Stock is a suitable investment for him; (iii) made an investigation of Purchaser and its business; and (v) has sufficient financial resources to bear the loss of his entire investment in the Common Stock. Seller has carefully read and considered the matters set forth in the public filings of Purchaser, including the section entitled "Risk Factors" in Purchaser's Annual Report on Form 10-K, and has taken full cognizance of and understands all of the risks related to the acquisition of the Common Stock. However, nothing in this Section 2.13(c) shall in any way impact or alleviate Seller's or the Company's liability for any breach of any representation, warranty, covenant or obligation under this Agreement or under any Closing Document (as defined in Section 5.3(a)).

3.   Closing

     3.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Section 3. All documents that Seller shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents that Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

     3.2 Purchaser's Deliveries. Purchaser shall execute and deliver to Seller at the Closing all of the following:

          (a) the Purchase Price to be paid at Closing as provided in Section 1.2, including the Promissory Note; provided however, the certificate representing the Common Stock (subject to Seller's obligation to deposit the stock certificate with the Escrow Agent pursuant to the terms of the Escrow Agreement shall be delivered within 15 days of Closing);

          (b) evidence that Seller has been released from his guaranty obligations described in Section 3.2(b) of the Disclosure Schedule;

          (c) evidence that the obligations described in Section 3.2(c) of the Disclosure Schedule have been paid in full;

          (d) an incumbency certificate with respect to the officers of Purchaser executing this Agreement, and any other document delivered under this Agreement, on behalf of Purchaser;

          (e) a certified copy of resolutions of Purchaser's board of directors, authorizing the execution, delivery and performance of this Agreement, and any other document delivered by Purchaser hereunder;

          (f) a closing certificate executed by a duly authorized officer of Purchaser, on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Seller that Purchaser's representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms of this Agreement to be performed by Purchaser on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser;

          (g) the Escrow Agreement, signed by Purchaser;

          (h) an employment agreement between Seller and Purchaser or an Affiliate of Purchaser, in the form of the Employment Agreement attached as Exhibit C; and

          (i) employment agreements, including non-competition provisions with the other employees of the Company listed on Section 3.2(i) of the Disclosure Schedule.

     3.3 Seller's Deliveries. Seller shall execute or deliver to Purchaser all of the following:

          (a) the certificate representing the Shares, or an Affidavit of Lost Certificate, together with a stock power transferring the Shares to Purchaser, which Shares shall be free and clear of all liens, claims, security agreements, or other encumbrances of any nature whatsoever;

          (b) the Escrow Agreement, signed by Seller;

          (c) an employment agreement between Seller and Purchaser, or an Affiliate of Purchaser designated by Purchaser, in the form of the Employment Agreement attached as Exhibit C;

          (d) employment agreements, including non-competition provisions, with other employees of the Company as Purchaser may designate prior to the Closing, signed by those employees;

          (e) evidence that the Company has assigned the Condo Note and the Morningstar Note to Seller;

          (f) all governmental consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement;

          (g) a certified copy of the Company's Articles of Incorporation and bylaws;

          (h) certificates of good standing of the Company issued not earlier than 30 days prior to the Closing Date by the Secretaries of State of Colorado and California;

          (i) an incumbency certificate with respect to the officers of the Company executing any document delivered by the Company under this Agreement or in connection with the transactions contemplated by this Agreement, on behalf of the Company;

          (j) a closing certificate duly executed by Seller, pursuant to which Seller represents and warrants to Purchaser that Seller's representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms of this Agreement to be performed by Seller on or before the Closing Date, to the extent not waived by Purchaser in writing, have been so performed (or if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by the Company at the Closing have been executed by duly authorized officers of the Company;

          (k) physical possession of all records, tangible assets, licenses, policies, contracts, plans, leases or other instruments owned by or pertaining to the Company, which are in the possession of Seller;

          (l) all consents to the consummation of the transactions contemplated by this Agreement under or with respect to any contract, lease, agreement, purchase order, sales order or other instrument, Permit or Environmental Permits, all of which Seller has listed in Section 3.3(l) of the Disclosure Schedule. If the Permits and Environmental Permits listed in Section 3.3(l) of the Disclosure Schedule held by the Company would terminate upon a change of control of the Company, Seller shall deliver either licenses and permits on substantially the same terms as such Permits and Environmental Permits, or shall deliver binding commitments from the applicable governmental authorities to issue such licenses and permits to the Company following the Closing;

          (m) the minute books and stock records of the Company;

          (n) UCC-1, UCC-2, federal and state tax lien searches with respect to the Company, for the States of Colorado, California, Massachusetts, and Texas and the counties of those states in which a portion of the business of the Company is conducted, all prepared by search companies reasonably satisfactory to Purchaser, and dated not earlier than 30 days prior to the Closing Date;

          (o) evidence acceptable to the Company that all loans listed on
Section 3.2(c) of the Disclosure Schedule have been paid in full, and all liens on the assets of the Company or on the Shares that secure those loans have been released.


4. Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Section 4.

     4.1 Use of Trademarks. Seller shall not use and shall not license or permit any third party to use any name, slogan, logo or trademark which is similar or deceptively similar to any of the Trademarks.

     4.2 Back-Up. Seller shall, at Purchaser's request, furnish complete detailed back-up material with respect to the Company and the Subsidiary, the past financial statements of the Company and the Subsidiary, the Financial Statements and the Interim Financial Statements as are in Seller's possession or are reasonably available to Seller.

     4.3 Payments of Accounts Receivable. If Seller, the Company, or the Subsidiary receives any payment of any of the accounts receivable of the Company, Seller or the Subsidiary, as applicable, they shall immediately deliver such payment to Purchaser, endorsed if necessary, without recourse, in favor of Purchaser.

     4.4 Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Section 5, if any, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

     4.5 Covenant Not to Compete. As an inducement for Purchaser to enter into this Agreement, Seller agrees that:

          (a) from and after the Closing and continuing for two years from the Closing Date, or, if later, for two years following the termination of Seller's employment with the Company or any of its Affiliates, neither Seller nor any of his Affiliates shall directly or indirectly:

               (i) engage or participate, in any state in the United States or in any country other than the United States, in each case, in which the Company or the Subsidiary has done business, as an owner, partner, shareholder, consultant or (without limitation by the specific enumeration of the foregoing) otherwise in any business which is competitive with the Company's or the Subsidiary's business, or the business of their respective Affiliates as conducted on the Closing Date or as planned to be conducted on the Closing Date; or

               (ii) solicit any customer of the Company, the Subsidiary or Purchaser or their respective Affiliates that has been a customer of the Company, the Subsidiary or Purchaser, or their respective Affiliates, within the preceding five years, to purchase from any source other than the Company or the Subsidiary any service which could be supplied by the Company or the Subsidiary;

Nothing in this Section 4.5 shall be deemed in any way to permit competition with the business of the Company or the Subsidiary at any time during which Seller is employed by Purchaser or any of its Affiliates.

          (b) other than through general advertisement solicitation, take any actions which are calculated to persuade any salaried, technical or professional employees, representatives or agents of the Company to terminate their association with the Company.

          (c) in the event of any breach of Section 4.5(a), the time period of the breached covenant shall be extended for the period of such breach. Seller acknowledges that the territorial, time and scope limitations set forth in this
Section 4.5 are reasonable and are required for the protection of Purchaser and if any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree to the reduction of any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

     4.6 Injunctive Relief and Termination. Seller specifically recognizes that any breach of Section 4.5 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, would be inadequate. Accordingly, and without limiting the availability of legal or equitable, including injunctive remedies, without bond, under any other provisions of this Agreement, Seller agrees that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. Seller and Purchaser also recognize that the absence of a time limitation in Section 4.5 is reasonable and is properly required for the protection of Purchaser and, if the absence of such limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree and submit to the imposition of such a limitation as said court shall deem reasonable. If Purchaser fails to make payment on the Promissory Note following notice and an opportunity to cure, then Seller shall be released from his obligations in Section 4.5.

     4.7 Lock-Up Agreement. Seller agrees that, except as provided in this
Section 4.7, he will not, without the prior written consent of Purchaser, lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of Purchaser or any economic interest in those securities, including, without limitation, the Common Stock or securities convertible into or exercisable for Common Stock. The Common Stock will be released from this lock-up agreement as follows: 40% of the Common Stock shall be released at the six-month anniversary of the Closing; 20% of the Common Stock shall be released at the one-year anniversary of the Closing; 20% of the Common Stock shall be released at the 18-month anniversary of the Closing; and all remaining Common Stock shall be released at the two-year anniversary of the Closing. During the period that the Common Stock is subject to the lock-up, the certificates representing the Common Stock shall be held by Johnny Williams, as Escrow Agent, pursuant to the terms of the Escrow Agreement attached as Exhibit B.

     4.8 Registration of Shares.

          (a) Seller acknowledges that he is acquiring the Common Stock for his own account, for the purpose of investment and not with a view to any distribution or resale within the meaning of the Securities Act of 1933 (the "1933 Act"). Seller agrees that he will not sell, assign or transfer the Common Stock at any time in violation of the 1933 Act and acknowledges that, in taking unregistered securities, he must continue to bear the economic risk of his investment for an indefinite period of time because of the fact that the Common Stock has not been registered under the 1933 Act. Seller further acknowledges that the Common Stock cannot be sold unless subsequently registered under the 1933 Act or an exemption from registration is available and that appropriate legends reflecting the status of the Common Stock under the 1933 Act may be placed on the face of the certificates for such shares at the time of their issuance and delivery to Seller.

          (b) Until the Common Stock is registered, it shall be a condition to any transfer that the Common Stock is not subject to the lock-up provisions of
Section 4.7, and that Purchaser shall be furnished with an opinion of counsel to the holder of the Common Stock, reasonably satisfactory to Purchaser, to the effect that the proposed transfer would be in compliance with the 1933 Act.

          (c) Within 90 days after the Closing, Purchaser shall use its commercially reasonable best efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), a shelf registration statement on Form S-3 (or any replacement registration statement) and any other documents necessary in the opinion of counsel for Purchaser, and use its commercially reasonable best efforts to have the registration statement declared effective as soon as reasonably practicable after filing, so as to permit the registered resale of the Common Stock following the effective date of the Registration Statement. Seller shall cooperate in all respects, including provision of information required to be included in the registration statement, with Purchaser's efforts to comply with this Section 4.8.

          (d) Notwithstanding the foregoing provisions of this Section 4.8, Purchaser may voluntarily suspend the effectiveness of the registration statement if Purchaser has been advised by its counsel that there is a reasonable good faith basis to believe that the offering of any shares of Common Stock pursuant to the registration statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), any transaction or occurrence relating to Purchaser. Thereafter, Purchaser shall use its commercially reasonable best efforts to cause an amended or replacement registration statement declared effective as soon as reasonably practicable after filing, so as to permit the registered resale of the Common Stock. Purchaser shall notify Seller to such effect and, upon receipt of such notice, Seller shall immediately discontinue any sales of Common Stock pursuant to such registration statement until he has received copies of a supplemented or amended prospectus or until he is advised in writing by Purchaser that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

          (e) If any event occurs that would cause the registration statement to contain a material misstatement or omission or not to be effective and usable during the period that it is required to be effective, Purchaser shall promptly notify Seller of such event and, if requested, Seller shall immediately cease making offers of the Common Stock and return all prospectuses to Purchaser. Purchaser shall promptly file an amendment to the registration statement to correct such misstatement or omission and shall use its commercially reasonable efforts to cause the amendment to be declared effective as soon as practicable thereafter. Purchaser shall promptly provide Seller with revised prospectuses and, following receipt of the revised prospectuses, Seller shall be free to resume making offers of the Common Stock.

          (f) Notwithstanding any provision contained in this Agreement, Purchaser's obligation to include, or continue to include, Common Stock in any registration statement under this Section 4.8 shall terminate to the extent the Common Stock is eligible for resale under Rule 144(k) promulgated under the 1933 Act.

          (g) Except as provided in this Section 4.8, the expenses incurred by Purchaser in connection with it compliance with this Section 4.8, including without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to Purchaser, consultant and expert fees, and fees relating to compliance with any state securities laws, shall be paid by Purchaser. All fees and disbursements of any counsel, experts, or consultants employed by Seller shall be borne by Seller. Purchaser shall not be obligated in any way in connection with any registration filed under this Section 4.8 for any selling commissions or discounts paid or payable by Seller to any underwriter or broker.

          (h) In the event of any registration of any securities under the 1933 Act pursuant to this Section 4.8, Seller agrees to indemnify and hold harmless Purchaser, its officers, directors and any person who controls Purchaser within the meaning of Section 15 of the 1933 Act, against all Damages to which Purchaser, its officers, directors, or such controlling person or entity may become subject under the 1933 Act or otherwise, insofar as such Damages arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that the Damages arise out of or are based upon an untrue statement or omission made in the registration statement, the preliminary prospectus, the final prospectus, or the amendment or supplement in reliance upon and in conformity with written information furnished to Purchaser by Seller or any "Affiliate" (as defined in the 1933 Act) of Seller specifically for use in the preparation thereof.

          (i) Section 5 shall govern procedure to be complied with for any party entitled to indemnification under this Section 4.8.

     4.9 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Shares to Purchaser on the terms in this Agreement and to otherwise comply with the terms of this Agreement.

     4.10 Changes in Company. As long as there is an outstanding balance under the Promissory Note, Purchaser shall:

          (a) continue to use "WRC Corporation" as the primary name under which the land services business is conducted if permitted by applicable law, provided that (i) the Purchaser may use the "WRC" name through an assumed name certificate; (ii) Purchaser may add a "tag line" indicating that the Company is a subsidiary of ENGlobal Corporation; and (iii) two years following the Closing, Purchaser may use ENGlobal as the primary name and WRC in the tag line.

          (b) maintain the primary offices for the land services business at the current Broomfield, Colorado location or at a substantially equivalent location within a 50-mile radius of the current location;

          (c) take such actions as may be necessary to assure Seller a seat on the Board of Directors of the company operating the land services business;

          (d) cause the Company or an Affiliate to continue to engage in the land services business;

          (e) retain the current management of the Company unless Seller consents to a change in management, which consent shall not be unreasonably withheld.

     4.11 Insurance. Without the prior written consent of Seller, for two years following the Closing Date, Purchaser will not cancel, or cause the Company to cancel, any claims-made general liability, error and omissions, professional liability or other liability insurance policies without obtaining appropriate retroactive tail insurance coverage for the period ending no earlier than four years following Closing.

     4.12 First Right of Refusal. Until the Promissory Note is paid in full, except for the sale of Purchaser in its entirety, if Purchaser receives and wishes to accept a bona fide offer (the "Offer") to sell at least a controlling interest or more in the Company to an unrelated third party or to sell substantially all the Company's assets to an unrelated third party, Purchaser shall give notice of the proposed sale to Seller. In the notice, Purchaser shall offer to sell to Seller the shares or the assets proposed to be sold at the same price and upon the same terms and conditions as contained in the Offer. If Seller wishes to purchase the assets or the shares, as applicable, he shall give Purchaser written notice within 30 days following his receipt of the notice. If not so accepted, the notice shall terminate upon expiration of the time provided.

     4.13 Post-Closing Actions.

          (a) Within 90 days following the Closing, Seller shall:

               (i) cause the Company to be released from any and all liability under its guaranty of the mortgage relating to the Condominium in Massachusetts ("Condominium Guaranty");

               (ii) provide Purchaser with certificates of good standing from Massachusetts, New Jersey and Texas;

               (iii) with respect to each of the Leased Premises, obtain estoppel letters and landlord waivers with respect to all property of the Company or the Subsidiary located at the Leased Premises, such waivers to be in form and substance reasonably satisfactory to Purchaser and Purchaser's lenders;

               (iv) file all documents required to be filed with respect to the permit described in Section 2.6(c) of the Disclosure Schedule;

               (v) obtain the written resignations of such of the directors and officers of the Company and the Subsidiary, as are designated by Purchaser to resign; and

               (vi) take all steps necessary to transfer the autodesk software lease; and

               (vii) transferred signing authority on all bank accounts to Purchaser.

          (b) Within 180 days after the closing, Seller shall resolve:

               (i) The State of Texas Tax Lien filed by Texas State Work Force Commission; and

               (ii) The corporate federal income tax issue relating to the tax period ended September 30, 2000, referenced in the IRS notification letter dated February 20, 2006.

5.   Indemnification

     5.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Section 5. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth in this Agreement shall limit or affect the applicability of a more general indemnification obligation as set forth in this Agreement with respect to the same subject matter.

     5.2 Certain Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

          (a) "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation: (i) reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any Claim; (ii) expenses reasonably incurred to compensate employees for any costs or ramifications associated with compliance with (or lack of compliance with) the requirements of section 401(a) or 401(k) of the Code; and (iii) costs and expenses reasonably incurred to bring the Company's assets and business into compliance with Environmental Laws including, without limitation:

               (i) costs and expenses associated with all filings, Environmental Permits, court orders, awards or directives issued in connection with such compliance;

               (ii) costs and expenses incurred for the benefit of the Company, the Company's employees, the public or the environment, and for the harm to the Company, the Company's employees, the public, or the environment;

               (iii) costs and expenses resulting from the loss of use of a facility, including, without limitation, moving and relocation costs;

               (iv) costs and expenses of additions to and modifications of the Equipment and the Leased Premises;

               (v) costs of sampling, monitoring or other testing programs and laboratory equipment; and

               (vi) all legal, engineering and consulting fees and expenses related to any of the foregoing.

          (b) "Indemnified Party" shall mean a party to this Agreement who is entitled to indemnification from the other party to this Agreement pursuant to this Section 5.

          (c) "Indemnifying Party" shall mean a party to this Agreement who is required to provide indemnification under this Section 5 to the other party to this Agreement.

          (d) "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties to this Agreement, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

     5.3 Seller's Indemnification Obligations. Seller shall indemnify, save and keep Purchaser, its Affiliates, its institutional lenders, the officers, directors, agents and representatives of Purchaser and its Affiliates, and their respective successors and permitted assigns (collectively the "Purchaser Indemnitees") forever harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee, as a result of or arising out of or by virtue of:

          (a) any inaccuracy in or breach of any representation and warranty made by Seller to Purchaser in this Agreement or in any closing document delivered to Purchaser at the Closing pursuant to Section 3.3 ("Closing Documents"), whether or not disclosed to Purchaser prior to or at the Closing;

          (b) any breach by Seller of, or failure by Seller to comply with, any of the covenants or obligations under this Agreement to be performed by Seller (including, without limitation, the obligations under this Section 5), whether or not disclosed to Purchaser prior to or at the Closing;

          (c) without being limited by Sections 5.3(a) or 5.3(b) (and without regard to the fact that any one or more of the items referred to in this Section 5.3(c) may be disclosed in the Disclosure Schedule or in any documents included or referred to in the Disclosure Schedule or may be otherwise known to Purchaser at the Effective Date or on the Closing Date), any action or failure to act, in whole or in part, on or prior to the Closing Date with respect to any Plan, Welfare Plan or Employee Benefit Plan which the Company or any ERISA Affiliate has at any time maintained or administered or to which the Company or any ERISA Affiliate has at any time contributed;

          (d) without being limited by Sections 5.3(a) or 5.3(b) (and without regard to the fact that any one or more of the items referred to in this Section 5.3(d) may be disclosed in the Disclosure Schedule or in any documents included or referred to in the Disclosure Schedule or may be otherwise known to Purchaser as of the Effective Date or on the Closing Date):

               (i) any violation of, or delinquency in respect to, any decree, order or arbitration award or law, statute, or regulation in effect on or prior to the Closing Date or any agreement of the Company with, or any license or Permit granted to the Company from, any federal, state or local governmental authority to which the Company or its properties, assets, personnel or business activities are subject, including, without limitation, laws, statutes and regulations relating to occupational health and safety, building codes, zoning, equal employment opportunities, fair employment practices and discrimination; or

               (ii) any violation or alleged violation of, or obligation imposed by, any Environmental Law as a result of activities, events, conditions or occurrences prior to the Closing Date, regardless of when the violation or alleged violation or obligation arises or is asserted.

     5.4 Purchaser's Indemnification Covenants. Purchaser shall indemnify, save and keep Seller and his successors, assigns, heirs and personal and legal representatives ("Seller Indemnitees"), forever harmless against and from all Damages sustained or incurred by Seller Indemnitees, as a result of or arising out of or by virtue of:

          (a) any inaccuracy in or breach of any representation and warranty made by Purchaser to Seller in this Agreement or in any closing document delivered to Seller at the Closing pursuant to Section 3.2 above, whether or not disclosed to Seller at or prior to the Closing; or

          (b) any breach by Purchaser of, or failure by Purchaser to comply with, any of the covenants or obligations under this Agreement to be performed by Purchaser (including without limitation, the obligations under this Section
5), whether or not disclosed to Seller at or prior to the Closing.

     5.5 Cooperation. Subject to the provisions of Sections 5.7 and 5.8, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

     5.6 Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other person before action is brought against it under this Agreement by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

     5.7 Third Party Claims Other Than Taxes.

          (a) Immediately following the receipt of notice of a Third Party Claim, other than a Third Party Claim with respect to Taxes, the party receiving the notice of the Third Party Claim shall notify the other party of its existence, setting forth with reasonable specificity the facts and circumstances of which such party has received notice and if the party giving such notice is an Indemnified Party, specifying the basis under this Agreement upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If:

               (i) the defense of a Third Party Claim is delivered and within 30 days after delivery, delivery is accepted without qualification by the Indemnifying Party; or

               (ii) within 30 days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 5.7, the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification its indemnification obligations as provided in this Section 5;

then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as provided in this Agreement. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as provided in this Agreement, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least 10 days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. All expenses

(including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (i) enter into any settlement that does not include as an unconditional term the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (ii) enter into any settlement that attributes by its terms liability to the Indemnified Party or (iii) consent to the entry of any judgment that does not include as a term a full dismissal of the litigation or proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Section 5 shall relieve it of such obligations to the extent they exist.

          (b) If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 5.7, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification under this Agreement, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate the Third Party Claim. In that event, the Indemnified Party may settle the Third Party Claim either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided that, if the settlement requires the Indemnifying Party to pay money, the Indemnified Party shall give the Indemnifying Party at least 10 days prior written notice of the proposed settlement, and, if the settlement requires monetary expenditure by the Indemnifying Party, the settlement shall not be finalized until the Indemnifying Party has given its consent, such consent not to be unreasonably withheld. If pursuant to this Section 5.7, the Indemnified Party contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification under this Agreement, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses incurred in defending, contesting, litigating and/or settling the Third Party Claim immediately following the presentation to the Indemnifying Party of itemized bills for the attorneys' fees and other expenses.

     5.8 Claims Involving Taxes.

          (a) In the case of any proposed or actual assessment of Tax liabilities for which Purchaser is entitled to indemnification from Seller as provided in this Agreement, Purchaser shall give notice to Seller, and shall contest the proposed or actual assessment in the manner directed by Seller (in consultation with Purchaser) through the administrative review or administrative appeal procedures available under the relevant Tax laws and regulations.

          (b) If the pursuit of such administrative remedies by Purchaser is unsuccessful, Purchaser shall be entitled to cause Seller to pay the Tax (and any penalties and interest) and be entitled to indemnification from Seller; provided, however, that if within 10 days of receipt from Purchaser of notice of its intention to do so, Seller shall notify Purchaser of his desire to contest the proposed or assessed Tax deficiency in the courts, he shall be entitled to do so at Seller's expense provided Seller pays (subject to his entitlement to a refund if his efforts are successful) the deficiency and any penalties and interest if required in order to seek judicial relief. Purchaser shall cooperate with Seller for such purposes but shall be entitled to reimbursement for any out-of-pocket expenses incurred by Purchaser in doing so.

          (c) Seller acknowledges that, despite disclosure of such liabilities in this Agreement, including in the Disclosure Schedule, Seller shall be liable for, and shall indemnify Purchaser, subject to the limitations provided in this Agreement, for liability, if any (i) for state taxes which relate to Seller's operations prior to the Closing, (ii) relating to a State of Texas Tax Lien held by Texas State Work Force Commission, and (iii) relating to a corporate federal income tax issue for the tax period ended September 30, 2000, referenced in the IRS notification letter dated February 20, 2006.

          (d) If Seller makes an indemnification payment to the Company for any amount relating to Taxes, and the Company later receives a refund relating to those Taxes, Seller shall be entitled to the refund. If the Company is entitled to indemnification for any amount relating to Taxes, but the Basket has not been reached, the amount of the Taxes that the Company is required to pay shall be counted against the Basket; however, if the Company later receives a refund, the Basket shall be reduced by the amount of the refund. If, rather than a refund, the Company receives a credit against future Taxes, the provisions of this
Section 5.7(c) shall apply to such credit when, as, and if it is able to use that credit.

     5.9 Characterization of Indemnity Payments. Purchaser and Seller agree to treat any payment made by Seller under this Agreement to Purchaser as an adjustment to the Purchase Price.

     5.10 Limitations on Indemnification Obligations. No party will have liability for indemnification under this Agreement unless that party notifies the other party of the claim within two years from the Closing. In addition, other than liability relating to the Condominium Guaranty, no party shall be entitled to indemnification under this Agreement until the aggregate Damages with respect to all such matters exceeds $100,000 ("Basket"). After that time, the Indemnified Party will be able to recover all damages in excess of the Basket. Liability relating to the Condominium Guaranty shall not be subject to the Basket. In addition, Seller's liability shall not exceed $1,400,000, and Purchaser's liability shall not exceed $1,400,000; provided, however, there shall be no limit on the time period in which either party must notify the other of any claim for which it is entitled to indemnification, nor shall there be any limit on the amount of liability either party may have against the other for any claim related to Taxes, liabilities for breach of the representations and warranties set forth in Section 2.9, or liabilities arising as a result of the Indemnifying Party's gross negligence or willful misconduct. Notwithstanding anything herein to the contrary, the Basket limitations on indemnification set forth in this Section 5.10 shall not apply to (i) Seller's failure to release the Company from the Condominium Guaranty, and (ii) a breach of Seller's Working Capital Target representation set forth in Section 2.4(j).

     5.11 Exclusive Remedy/Set-Off. Except for liability for failure to obtain a release of the Condominium Guaranty and liability for breach of Seller's Working Capital Target representation in Section 2.4(j), (i) the remedies set forth in this Section 5 shall be the exclusive remedy of the parties for breach by either party of any covenant, agreement representation, warranty or obligation contained in this Agreement; (ii) purchaser's sole remedy for an indemnification claim under this Section 5 and only right of set-off, shall be to the Common

Stock held in escrow; and (iii) Purchaser hereby waives its right to set-off against the Promissory Note or any other amounts owed by Purchaser to Seller, including without limitation, Seller's compensation under his Employment Agreement. With respect to the guaranty of the Condo Note, Purchaser may set off amounts due under the Promissory Note. Notwithstanding the foregoing, if as of Closing the Company has not met its Working Capital Target and there is a breach of the representation in Section 2.4(j), there shall be a dollar-for-dollar reduction of the Purchase Price equal to the amount of such deficit. The parties agree that Purchaser shall have the right to set-off and reduce the Promissory Note by such amount.

     5.12 Survival of Representations and Warranties. All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution of this Agreement and the Closing for a period of two years; provided, however, that (i) the agreements set forth in Section 4 shall continue and survive until all obligations set forth therein shall have been performed and satisfied, and (ii) all representations and warranties in Section 2.12(a) shall continue and survive indefinitely, and those representations as to Taxes and in
Section 2.9 shall continue and survive for the applicable statute of limitations period.

6.   Miscellaneous

     6.1 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases and other publicity concerning this transaction shall be made only with the prior written agreement of Seller and Purchaser. Seller and Purchaser shall consult and agree with each other with respect to the content of any such required press release or other publicity. Except as otherwise required by law or applicable stock exchange rules, no press release or other publicity shall state the amount of the Purchase Price.

     6.2 Notices. All notices required or permitted to be given under this Agreement shall be in writing and may be delivered by personal delivery, by facsimile, by nationally recognized private courier, by PDF/email, or by United States mail. Notices delivered by mail shall be deemed given five business days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by personal delivery, by facsimile, or by nationally recognized private courier shall be deemed given on the first business day following receipt. However, a notice delivered by facsimile or PDF/email shall only be effective upon electronic confirmation of receipt. All notices shall be addressed as follows:

     If to Seller:
     -------------

     c/o:     Michael H. Lee
              WRC Corporation
              5964 Ballesteros Court
              Ft. Collins, Colorado 80528
              Fax: 303/893-1010
              Email: mlee@wrccorp.com
     with a copy to:
     --------------

              H. Paul Cohen
              5440 E. 6th Avenue
              Denver, Colorado 80220
              Fax: 303/893-1010
              Email: hpcohen@wrccorp.com

     with a copy to:
     --------------

              Minor & Brown, P.C.
              Attention:  Tony King
              650 South Cherry Street, Suite 1100
              Denver, Colorado  80246
              Fax: 303 320-6330
              Email:   aking@minorbrown.com

     If to Purchaser:
     ----------------

              ENGlobal Corporation
              Attention:  William A. Coskey
              654 N. Sam Houston Parkway E., Suite 400
              Houston, Texas  77060
              Fax:  (281) 878-1010
              Email: bill.coskey@englobal.com
                       ------------------------

     with a copy to:
     --------------

              Jenkens & Gilchrist, P.C.
              Attention:  Kathryn K. Lindauer
              401 Congress Avenue, Suite 2500
              Austin, Texas  78701
              Fax:     (512) 499-3810
              Email:   klindauer@jenkens.com

     and to such other addresses designated by notice given in accordance with the provisions of this Section 6.2.

     6.3 Expenses; Transfer Taxes. Purchaser shall bear all its fees and expenses incurred in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses, and, without limitation, Purchaser shall pay the brokerage fees of Hunt, Patton & Brazeal. The Company shall pay 50% of the legal and accounting fees and expenses incurred on behalf of Seller in connection with the negotiation, preparation, execution, and delivery of this

Agreement, which fees are set forth on Section 6.3 of the Disclosure Schedule; provided that the remaining 50% shall be paid by Seller, individually, and not by the Company. In addition, the Company shall pay the cost of all sales, use, excise, documentary, stamp and transfer Taxes which may be payable as a result of the transactions contemplated by this Agreement.

     6.4 Entire Agreement. This Agreement and the documents to be delivered by the parties pursuant to the provisions of this Agreement constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     6.5 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     6.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     6.7 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

     6.8 Applicable Law. This Agreement shall be governed by the laws of the State of Texas, other than laws that direct the application of the laws of a different state.

     6.9 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Except for the Purchaser Indemnitees and the Seller Indemnitees, there are no third party beneficiaries to this Agreement and nothing in this Agreement, express or implied, shall confer on any person other than the parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     6.10 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party. Purchaser may assign its rights under this Agreement to its primary lender for collateral security purposes, but may not assign its rights and delegate its duties under this Agreement to any third party, without the prior written consent of Seller. No assignment shall relieve Purchaser of any of its liabilities under this Agreement.

     6.11 Definitions. Capitalized terms in this Agreement have the meanings ascribed to them in the following Sections of this Agreement:


Defined Term                                                      Where Found
------------                                                      -----------

   Affiliate                                                        4.8(h)
   Agreement                                                        Preamble
   Basket                                                           5.10
   CERCLA                                                           2.9(c)(iii)
   Claims                                                           1.1
   Closing                                                          1.5
   Closing Date                                                     1.5
   Closing Documents                                                5.3(a)
   Code                                                             2.4(i)(C)
   Common Stock                                                     1.3(c)
   Company                                                          Recitals
   Condo Note                                                       2.4(j)
   Condominium Guaranty                                             4.13(a)(i)
   Constituent Documents                                            2.3(f)
   Damages                                                          5.2(a)
   Disclosure Schedule                                              2.1
   Effective Date                                                   Preamble
   Employee Benefit Plan                                            2.7(a)(C)
   Environmental Laws                                               2.9(c)(i)
   Environmental Permits                                            2.9(c)(ii)
   Equipment                                                        2.11(a)
   ERISA                                                            2.7(a)(A)
   ERISA Affiliate                                                  2.7(a)(i)
   Financial Statements                                             2.4(b)
   GAAP                                                             2.4(b)
   Hazardous Materials                                              2.9(c)(iii)
   Indemnified Party                                                5.2(b)
   Indemnifying Party                                               5.2(c)
   Intellectual Property                                            2.11(b)
   Interim Financial Statements                                     2.4(b)
   IRS                                                              2.7(a)(ii)
   Leased Premises                                                  2.10(b)
   Liabilities                                                      2.4(d)
   Morningstar Note                                                 2.4(j)
   Multiemployer Plan                                               2.7(a)(A)

Defined Term                                                      Where Found
------------                                                      -----------

   PBGC                                                             2.7(a)(vi)
   Permits                                                          2.6(c)
   Permitted Liens                                                  2.4(e)
   Plan                                                             2.7(a)(A)
   Promissory Note                                                  1.3(c)
   Purchase Price                                                   1.2
   Purchaser                                                        Preamble
   Purchaser Indemnitees                                            5.3
   RCRA                                                             2.9(c)(iii)
   Related Parties                                                  2.4(h)(i)
   Release                                                          2.9(c)(iv)
   Return                                                           2.4(i)(B)
   Returns                                                          2.4(i)(B)
   SEC                                                              4.8(c)
   Seller                                                           Preamble
   Seller Indemnitees                                               5.4
   Shares                                                           Recitals
   Significant Customer                                             2.5(c)
   Significant Employee                                             2.7(c)
   Significant Supplier                                             2.5(c)
   Subsidiary                                                       2.3(a)
   Tax                                                              2.4(i)(A)
   Taxes                                                            2.4(i)(A)
   Third Party Claim                                                5.2(d)
   Trademarks                                                       2.11(b)
   Welfare Plan                                                     2.7(a)(B)
   Working Capital Target                                           2.4(k)
   1933 Act                                                         4.8(c)

     6.12 Construction. Pronouns used in this Agreement shall include the masculine, feminine, neuter, singular or plural as the identity of the antecedent may require. The terms "or" and "and" shall be construed conjunctively or disjunctively as the context may make appropriate. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Section references are to sections of this Agreement unless otherwise indicated and include the entire section referred to, as well as any subsections that are subordinate to the referenced section. (For example, a reference to Section 2 shall include each provision of this Agreement commencing at the beginning of Section 2 and up to but not including Section 3. A reference to Section 2.3 shall include each provision of this Agreement commencing at the beginning of Section 2.3 and up to but not including Section 2.3.) Each Exhibit and schedule, including the Disclosure Schedule, shall be incorporated into this Agreement as if set forth in this Agreement in full. The Recitals shall be construed as part of this Agreement.

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

     6.13 Amendments. Any amendments, or alternative or supplementary provisions, to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties.

     6.14 Attorneys' Fees. If any party commences an action relating to this Agreement, the prevailing party shall be entitled to recover its attorneys' fees from the other party; provided that no party shall be considered the prevailing party unless it recovers more or is held liable for less, as applicable, than any written settlement offer received from the other party.

     6.15 Venue and Jurisdiction. The parties consent to the exclusive jurisdiction of the state and federal courts located in Harris County, Texas with respect to any controversy relating to this Agreement.

                            [Signature Page Follows]






















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



         Executed to be effective as of the Effective Date.


                                      SELLER:



                                            /s/ Michael H. Lee
                                            ------------------------------------
                                            MICHAEL H. LEE,
                                            Sole Stockholder of WRC Corporation,
                                            a Colorado corporation



                                      PURCHASER:

                                            ENGLOBAL CORPORATION
                                            a Nevada corporation



                                            By: /s/ William A. Coskey
                                                --------------------------------
                                                William A. Coskey,
                                                Chairman of the Board










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